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                                                                    EXHIBIT 5

                                   LAW OFFICES
                        MITCHELL, SILBERBERG & KNUPP LLP
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                                 TRIDENT CENTER
                          11377 WEST OLYMPIC BOULEVARD
                       LOS ANGELES, CALIFORNIA 90064-1683
                            TELEPHONE: (310) 312-2000
                               FAX: (310) 312-3100





                                                              FILE NO: 27426-26
                                                            DOC. NO: Opinion.ltr

                                 April 30, 1998



Westcorp
23 Pasteur Road
Irvine, California 92713-9762

                 Re:      Registration Statement on Form S-8

Dear Sirs:

                 You have requested the opinion of this firm with respect to certain matters in connection with the Registration Statement on Form S-8 proposed to be filed by you under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the offer and sale of up to 200,000 additional authorized but unissued shares (the "Shares") of Common Stock, par value $1.00 per share (the "Common Stock"), of Westcorp (the "Company") issuable under the Company's Employee Stock Ownership and Salary Savings Plan (the "Plan"). An aggregate of 200,000 shares of Common Stock were previously registered by a Registration Statement on Form S-8 (File No. 333-11039) filed on August 29, 1996.

                 For the purpose of rendering the opinions contained in this opinion letter, we have examined copies of:

                          (a)     The Plan as amended and restated, and
executed on June 30, 1994;

                          (b) Amendments to the Plan adopted by the Executive Committee of the Board of Directors of the Company on August 22, 1995 and July 30, 1996 (the "Amendments").

                          (b)     Resolutions of the Board of Directors of the
Company adopting the Plan as amended and restated;

                          (c)     Resolutions of the Executive Committee of the
Board of Directors of the Company adopting the Amendments;

                          (c)     The Registration Statement; and


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Westcorp
April 30, 1998
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                          (d)     Such other corporate records and other
instruments as we have deemed necessary or appropriate.

In the course of our examinations and investigations, we have assumed the genuineness of all signatures on the original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof.

                 Based upon and subject to the foregoing, and in reliance thereon, and subject to the assumptions set forth herein, it is our opinion that the issuance of the Shares is duly authorized and when issued, delivered and paid for in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

                 We consent to the filing of this opinion with the Registration Statement. In giving our consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations thereunder. This opinion letter is given as of the date hereof and we assume no obligation to advise you of any change that may hereafter be brought to our attention.



                                            Very truly yours,

                                            /s/ MITCHELL, SILBERBERG & KNUPP LLP

                                            MITCHELL, SILBERBERG & KNUPP LLP